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                                                                     EXHIBIT 2.1

    Filed in the office of the Secretary of State of Texas August 14, 2000

                                SECOND AMENDED

                                      AND

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                        RETRACTABLE TECHNOLOGIES, INC.


     Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, Retractable Technologies, Inc. (hereinafter called the "Corporation") hereby adopts the following amendments and restates the Articles of Incorporation of the Corporation as previously amended or supplemented and as further amended by these Second Amended and Restated Articles of Incorporation of the Corporation as follows:

                                   ARTICLE I
                                   ---------

     The name of the Corporation is Retractable Technologies, Inc.

                                  ARTICLE II
                                  ----------

     The following amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation on August 1, 2000, and by the shareholders of the Corporation effective as of August 11, 2000, for the purpose of changing the registered agent and office of the Corporation. The Amendment alters Artictle VII of the Restated Articles of Incorporation filed on April 13, 2000, and the full text of Article VII, as hereby amended, is as follows:

          The street address of its registered office is 2001 Bryan Tower, Ste. 2700, Dallas, Texas 75201 and the name of its registered agent is Ralph S. Janvey.

                                  ARTICLE III
                                  -----------

     The following amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation on August 1, 2000, and by the shareholders of the Corporation effective as of August 11, 2000, for the purpose of changing the term of office of directors from three to two years in order to comply with
Section 2.33 of the Texas Business Corporation Act. The Amendment alters Section (a) of Article X of the Restated Articles of Incorporation filed on April 13, 2000, and the full text of Section (a) of Article X, as hereby amended, is as follows:

     a) Number, Election, and Terms of Directors. The business and affairs of the Corporation shall be managed by

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          a Board of Directors, which, subject to the rights of holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, shall consist of not less than three nor more than twenty-one persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by the majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director; provided, however, that the term of existing Directors may be shortened to comply with this Article X and/or the Texas Business Corporation Act. The directors shall be divided into two classes as nearly equal in number as possible, with the term of office of the first class to expire at the 2001 annual meeting of stockholders, and the term of office of the second class to expire at the 2002 annual meeting of stockholders, and with the members of each class to hold office until their successors shall have been elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election.

                                  ARTICLE IV
                                  ----------

     The following amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation on August 1, 2000 and by the shareholders of the Corporation effective as of August 11, 2000, for the purpose of changing the number of days of advance notice of stockholder nominations of directors from 60 days to at least 5 days prior to the scheduled date for the next annual meeting of stockholders. The Amendment alters Section (b) of Article X of the Restated Articles of Incorporation filed on April 13, 2000, and the full text of Section (b) of Article X, as hereby amended, is as follows:

     b) Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors shall be submitted to the Board of Directors at least five days prior to the scheduled date for the next annual meeting of stockholders.

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                                   ARTICLE V
                                   ---------

     Each amendment made by these Restated Articles of Incorporation, which amendments are set forth in Articles II through IV above, has been effected in conformity with the provisions of the Texas Business Corporation Act.

                                  ARTICLE VI
                                  ----------

     This Restatement of the Articles of Incorporation of the Corporation accurately copies the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by these Restated Articles of Incorporation of the Corporation and there are no other changes in any provision thereof except that the number of directors now constituting the Board of Directors and the names and addresses of the persons now serving as directors have been inserted in lieu of similar information concerning the initial Board of Directors and the names and addresses of each incorporator has been omitted pursuant to Article 4.07 of the Texas Business Corporation Act. These restated Articles of Incorporation and the amendments contained herein supersede the original Articles of Incorporation and all amendments thereto.

                                  ARTICLE VII
                                  -----------

     The Articles of Incorporation of the Corporation as amended and supplemented by all certificates of amendment previously issued by the Secretary of State and as further amended by these Restated Articles of Incorporation of the Corporation is hereby restated in its entirety as follows:

                           ARTICLES OF INCORPORATION

                                      OF

                        RETRACTABLE TECHNOLOGIES, INC.

     I, the undersigned natural person of the age of eighteen (18) years or more, acting as an Incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation:

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                                   ARTICLE I

     The name of the Corporation is Retractable Technologies, Inc.

                                  ARTICLE II

     The period of its duration is perpetual.

                                  ARTICLE III

     The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE IV

     4.01 The aggregate number of shares which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock, no par value, 5,000,000 shares of Preferred Stock Class A with a par value of One Dollar ($1.00) per share and 5,000,000 shares of Preferred Stock Class B with a par value of One Dollar ($1.00) per share.

     4.02 The Corporation is authorized to issue three classes of stock, one designated as Common Stock, no par value, one designated as Preferred Stock Class A, par value One Dollar ($1.00) per share, and one designated as Preferred Stock Class B, par value One Dollar ($1.00) per share, each as described in this Article IV above. Provided, however, that none of the shares of Preferred Stock of either class shall carry any voting rights for the election of Directors or for any other matters, except where specifically designated or required by the applicable provisions of the Texas Business Corporation Act.

     4.03 The Directors shall have the authority to divide each class of the Preferred Stock into series and to set the relative rights and preferences as to and between series, including dividends, issuance of Preferred Stock, redemption of such shares and the conversion of any shares of Preferred Stock to other or common shares. Prior to the issuance of any Preferred Stock of a series established by resolution adopted by the Directors, the Corporation shall file with the Secretary of State the notice required by Article 2.13 of the Texas Business Corporation Act.

     4.04 The relative rights and preferences of the shares of Preferred Stock Class A are set forth in the Certificate of Designation, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of the Corporation filed on October 13, 1995, which certificate is attached hereto and incorporated herein for all purposes as Exhibit A.

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     4.05  The relative rights and preferences of the shares of the Series I
           Preferred Stock Class B are set forth in the Certificate of Designation, Preferences, Rights, and Limitations of Class B Convertible Preferred Stock of the Corporation filed on May 11, 1996, which certificate is attached hereto and incorporated herein for all purposes as Exhibit B.

     4.06 The relative rights and preferences of the shares of the Series II Preferred Stock Class B are set forth in the Certificate of Designation, Preferences, Rights, and Limitations of Series II Class B Convertible Preferred Stock of the Corporation filed on May 27, 1997, which certificate is attached hereto and incorporated herein for all purposes as Exhibit C.

     4.07 The relative rights and preferences of the shares of the Series III Preferred Stock Class B are set forth in the Certificate of Designation, Preferences, Rights, and Limitations of Series III Class B Convertible Preferred Stock of the Corporation filed on July 29, 1998, which certificate is attached hereto and incorporated herein for all purposes as Exhibit D.

     4.08 The relative rights and preferences of the shares of the Series IV Preferred Stock Class B are set forth in the Certificate of Designation, Preferences, Rights, and Limitations of Series IV Class B Convertible Preferred Stock of the Corporation filed on January 24, 2000, which certificate is attached hereto and incorporated herein for all purposes as Exhibit E.

                                   ARTICLE V

     The Corporation will not commence business until it has received, for the issuance of its shares, consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received. The manner in which any exchange, reclassification, cancellation of issued shares is as follows: The present holder of 1,000 shares of no par value common stock may exchange such shares for 14,000,000 shares of no par value Common Stock.

                                  ARTICLE VI

     Cumulative voting is expressly prohibited.

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                                  ARTICLE VII

     The street address of its registered office is 2001 Bryan Tower, Ste. 2700, Dallas, Texas 75201 and the name of its registered agent is Ralph S. Janvey.

                                 ARTICLE VIII

     The Directors of the Corporation shall be not less than three (3) nor more than twenty-one (21) in number and the name and address of the directors who are to serve until the annual meeting of year indicated or until their successors are elected and qualified or until their term is terminated are as follows:

     Director                        Address                    Term expires
     ------------------------------  -------------------------  ------------
     Thomas J. Shaw                  511 Lobo Lane                      2000
                                     PO Box 9
                                     Little Elm, TX 75068-0009

     Steve Wisner                    511 Lobo Lane                      2000
                                     PO Box 9
                                     Little Elm, TX 75068-0009

     Lillian E. Salerno              511 Lobo Lane                      2000
                                     PO Box 9
                                     Little Elm, TX 75068-0009

     Douglas W. Cowan                511 Lobo Lane                      2000
                                     PO Box 9
                                     Little Elm, TX 75068-0009

     Clarence Zierhut                511 Lobo Lane                      2002
                                     PO Box 9
                                     Little Elm, TX 75068-0009

     Marwan Saker                    511 Lobo Lane                      2000
                                     PO Box 9
                                     Little Elm, TX 75068-0009

     Dr. Jimmie Shiu                 511 Lobo Lane                      2000
                                     PO Box 9
                                     Little Elm, TX 75068-0009

     Edith Zagona                    511 Lobo Lane                      2000
                                     PO Box 9
                                     Little Elm, TX 75068-0009

     Russell B. Kuhlman              511 Lobo Lane                      2000
                                     PO Box 9
                                     Little Elm, TX 75068-0009

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                                  ARTICLE IX

     The name and address of the incorporator is intentionally omitted.

                                   ARTICLE X

     Corporate Governance

     a) Number, Election, and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, shall consist of not less than three nor more than twenty-one persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by the majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director; provided, however, that the term of existing Directors may be shortened to comply with this
          Article X and/or the Texas Business Corporation Act. The directors shall be divided into two classes as nearly equal in number as possible, with the term of office of the first class to expire at the 2001 annual meeting of stockholders, and the term of office of the second class to expire at the 2002 annual meeting of stockholders, and with the members of each class to hold office until their successors shall have been elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election.

     b) Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors shall be submitted to the Board of Directors at least five days prior to the scheduled date for the next annual meeting of stockholders.

     c) Newly Created Directorships and Vacancies. Vacancies of generally elected directors may be filled by a majority vote of the remaining generally elected directors, though less than a quorum,

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          or by a sole remaining generally elected director. Vacancies of directors elected pursuant to a dividend default election by preferred shareholders shall be filled by the remaining directors so elected or by a sole remaining director elected by such shareholders, if any. In the event that no directors elected pursuant to a dividend default election remain, the vacancy may be filled by a vote of those shareholders that originally elected the director whose office is vacant.

     d) Removal. Any director, or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote in the election of such director(s) being removed. As used herein, cause shall mean only the following: proof that a director has been convicted of a felony, committed a grossly negligent or willful misconduct resulting in a material detriment to the Corporation, or committed a material breach of his or her fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

     e) Amendment, Repeal, etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary and subject to the rights of the holders of any Preferred Stock outstanding, the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote in the election of Directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this
          Article X or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Amended and Restated Bylaws of the Corporation.

     f) Call of Special Meeting to Alter Article X. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to call a special meeting of the shareholders in order to alter, amend, adopt any provision inconsistent with or repeal this
          Article X, or to alter, amend, or adopt any provision inconsistent with comparable sections of the Amended and Restated Bylaws.

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                                  ARTICLE XI

     The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the "Rights") entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

     a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights.

     b) Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation.

     c) Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split, or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's securities, or a reorganization, merger, consolidation, sale of assets, or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights.

     d) Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void.

     e)   Provisions that permit the Corporation to redeem the Rights.

     f)   The appointment of a Rights agent with respect to the Rights.

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                                  ARTICLE XII
                                  -----------

     No holder of any shares of the Corporation shall have any preemptive right to subscribe or acquire any additional, unissued or treasury shares of the Corporation or any securities of the Corporation which are convertible into or which carry a right to subscribe for or acquire shares of the Corporation.

                                 ARTICLE VIII
                                 ------------

     The number of shares of the Corporation that were issued and outstanding and entitled to vote at the time of the adoption of the amendments was Fourteen Million (14,000,000) shares of Common Stock having no par value per share. Fourteen Million shares were voted in favor of the Restated Articles of Incorporation as amended and no shares were voted against the Restated Articles of Incorporation as amended.

     IN WITNESS WHEREOF, Thomas J. Shaw, the President of the Corporation, has executed these Restated Articles of Incorporation of Retractable Technologies, Inc. effective as of the 11th day of August, 2000.


                                         RETRACTABLE TECHNOLOGIES, INC.


                                         BY: /s/ Thomas J. Shaw
                                             ----------------------------
                                             THOMAS J. SHAW
                                             PRESIDENT

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